Exhibit No. 20
Headway Corporate Resources, Inc.
Form S-3/ Post-Eff. Am. No. 2
File No. 333-08615



KINGSTON
  SMITH

Chartered Accountants

Incorporating
 Letchfords

17 January, 1997

Mr. Barry Roseman
Headway Corporate Resources, Inc.
850 Third Avenue
NEW YORK
NY 10022

RE:  FORM S-3

HEADWAY CORPORATE RESOURCES, INC.
Consent of Independent Chartered Accountants

We hereby consent to the use of the Post Effective Amendment No. 2 to the Registration Statement of our report dated 12 April 1996, relating to the financial statements (not presented separately in the Registration Statement) of Whitney Group (Europe) Limited, and to the reference to our Firm under the caption "Experts" in the Prospectus.

Yours faithfully

KINGSTON SMITH